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As filed with the Securities and Exchange Commission on December 11, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DANVERS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3445675 (I.R.S. Employer Identification Number)

One Conant Street
Danvers, Massachusetts 01923
(978) 777-2200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kevin T. Bottomley
Chairman, President and Chief Executive Officer
Danvers Bancorp, Inc.
One Conant Street
Danvers, Massachusetts 01923
(978) 777-2200
(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William P. Mayer, Esq. Paul W. Lee, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109 (617) 570-1000

           Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

           If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)

Common Stock, $0.01 par value per share	750,000 shares	$13.62	$10,215,000	$570.00

(1)
Represents 750,000 shares of common stock, par value $0.01 ("Common Stock"), of Danvers Bancorp, Inc. ("Danvers" or the "Company") authorized for issuance under the Dividend Reinvestment and Stock Purchase Plan of Danvers Bancorp, Inc. (the "Plan"). Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Pursuant to Rule 457(c), based on the average ($13.62) of the high ($13.73) and low ($13.50) prices of the Company's Common Stock on December 7, 2009, as reported on the NASDAQ Global Select Market.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

750,000 Shares of Common Stock, Par Value $0.01 Par Value Per Share

        Danvers Bancorp, Inc. is offering shares of its common stock for sale to Danvers stockholders under the Dividend Reinvestment and Stock Purchase Plan of Danvers Bancorp, Inc., or the Plan. Under the Plan, you have the opportunity to reinvest your cash dividends on some or all of your shares of Danvers common stock, and to make optional cash payments to purchase additional shares of Danvers common stock.

        Danvers is offering a total of 750,000 shares of common stock, par value $0.01 per share, under the Plan.

        We may sell you shares directly or shares bought from others by the Plan's administrator for Plan accounts. We may use a combination of these methods.

        If we sell you shares directly, the purchase price for the shares will be 3% of the market price of a share of Danvers common stock on the date of purchase. If we sell shares directly, Danvers will receive all of the proceeds from these sales. If we sell you shares bought from others by the Plan's administrator, the purchase price for the shares will be actual cost (excluding trading expense, which we will pay). We will not receive any of the proceeds of these sales.

        Danvers common stock is traded on the NASDAQ Global Select Market under the symbol "DNBK." On December 10, 2009, the closing sale price of Danvers' common stock was $13.16 per share.

        You should retain this prospectus for future reference.

        Investing in our common stock involves risks. Please see "Risk Factors" beginning on page 3 of this prospectus and the documents incorporated herein by reference for more information.

        The shares offered hereby are not savings accounts, deposits or other obligations of a bank or depository institution and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Investment in these shares, as with any investment in common stock, involves investment risk, including the possible loss of principal. In addition, dividends paid may go up or down or be eliminated entirely.

        None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Massachusetts Commissioner of Banks, nor any other state or federal agency or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2009

i

ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, relating to the shares of our common stock offered under the Plan. This prospectus does not include all of the information in the registration statement. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about Danvers, the Plan, and the securities offered. The registration statement can be read at the SEC's website, www.sec.gov, or at the SEC office mentioned under the heading "Where You Can Find More Information."

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to "Danvers," "we," "us," "our" or similar references mean Danvers Bancorp, Inc. and all references to the "Dividend Reinvestment and Stock Purchase Plan" or the "Plan" mean the Dividend Reinvestment and Stock Purchase Plan of Danvers Bancorp, Inc. in effect as of December 11, 2009.

THE COMPANY

        Danvers Bancorp, Inc., a Delaware corporation organized in 2007, is a registered bank holding company under the Bank Holding Company Act of 1956 by virtue of its ownership of Danversbank, a Massachusetts-chartered stock savings bank headquartered in Danvers, Massachusetts. Originally founded in 1850 as a Massachusetts-chartered mutual savings bank, Danversbank's business consists primarily of taking deposits and making loans to its customers, including commercial and industrial loans, commercial real estate loans, owner-occupied residential mortgages and consumer loans, and investing in a variety of investment securities.

        Danvers' principal executive offices are located at One Conant Street, Danvers, Massachusetts 01923, and its telephone number is (978) 777-2200.

SUMMARY

        This prospectus describes how you can reinvest the cash dividends you receive on your shares of Danvers common stock or purchase shares of Danvers common stock pursuant to Dividend Reinvestment and Stock Purchase Plan of Danvers Bancorp, Inc., which we refer to as the Plan. This prospectus describes the Plan in effect as of December 11, 2009.

        If you are the owner of record of Danvers common stock, you are eligible to enroll in the Plan. If you are the beneficial owner of shares of Danvers common stock held in the name of a broker or other nominee, you may participate in the Plan by requesting your broker or nominee to transfer your shares to your name, or by requesting your broker or nominee to enroll in the Plan on your behalf. You may make purchases under the Plan with your cash dividends on some or all of your shares of Danvers common stock, and, if you are the owner of record of Danvers common stock, through the Plan's optional cash payment feature.

        You may enroll in the Plan by completing an Enrollment Form and returning it to:

Registrar and Transfer Company
Attention: Dividend Reinvestment Department
10 Commerce Drive
P.O. Box 664
Cranford, NJ 07016

        If you enroll in the Plan, Registrar and Transfer Company, the administrator of the Plan, or the Agent, will use the cash dividends on the shares you designate, as well as any optional cash payments you make, to purchase additional shares of Danvers common stock. Historically, we pay cash dividends on a quarterly basis. If we do not pay a cash dividend, there will be no investment under the Plan unless you purchase shares through the Plan's optional cash payment feature. Optional cash payment purchases may be made monthly.

        Under the Plan, we may sell you original issue shares or shares bought by the Agent in the open market or in privately negotiated transactions. We may use a combination of these methods.

        If the Agent buys shares of Danvers common stock from us, the price of the shares will be 3% of their "fair market value." If the Agent buys shares of Danvers common stock in the open market or in privately negotiated transactions, the 3% discount described above will not apply, and the price of the shares will be the cost (excluding trading expense, which we will pay) paid by the Agent in buying the stock.

        If you do not choose to enroll in the Plan, Danvers will continue to send you cash dividends by check, or by automatic deposit to a bank account you designate, as and when declared and paid.

RISK FACTORS

        Investing in our common stock involves risks. Before purchasing any securities we offer, you should carefully consider the cautionary factors that are incorporated by reference herein from Danvers' Annual Report on Form 10-K for the year ended December 31, 2008. These risk factors may be updated in Danvers' Quarterly Reports on Form 10-Q, which are also incorporated by reference into this prospectus. You should also consider any other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains or incorporates statements that we believe are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "estimate," "forecast," "projected," "intends to" or other similar words. You should not place undue reliance on these forward looking statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus or the documents incorporated by reference herein. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

        These forward-looking statements are based on current expectations, estimates and projections about Danvers' business, management's beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, all of which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.

DESCRIPTION OF THE PLAN

        The following is a statement of the material features of the Plan in a question and answer format.

Purpose

  1.
  What is the purpose of the Plan?

        The purpose of the Plan is to provide Danvers' stockholders of record the opportunity to:

  •
  Automatically reinvest the cash dividends on some or all of your shares of Danvers common stock in additional shares of Danvers common stock.

  •
  Purchase shares of Danvers common stock through the Plan's optional cash payment feature.

        At Danvers' discretion, the shares available under the Plan may be acquired directly from Danvers (either as original issue or treasury shares), in the open market, through privately negotiated transactions, or a combination of these methods. When shares are acquired directly from Danvers, we will receive the proceeds from such sales and will use them for general corporate purposes.

Advantages

  2.
  What are some of the advantages of participating in the Plan?

  •
  If you participate in the Plan, the price of shares purchased from Danvers with reinvested dividends and optional cash payments will be 3% of the market price. The purchase price of shares purchased with reinvested dividends and optional cash payments in market transactions will be 100% of the cost of such shares, excluding any fees such as broker's fees or transfer taxes. Purchase prices are more fully explained under Question 13.

  •
  No commission or service charge will be paid by you in connection with any purchases under the Plan.

  •
  The Plan's administrator holds, for safekeeping, all shares of Danvers common stock in Plan accounts, free of charge. You may also deposit with the Plan's administrator, for safekeeping, stock certificates for shares registered in your name.

  •
  Quarterly statements reflecting all current activity, including purchases and latest balance, will simplify your record-keeping.

Administration

  3.
  Who Administers the Plan for participants?

        Registrar and Transfer Company, or the Agent, will administer the Plan, keep records, send statements of account to each participant and perform other duties related to the Plan. Shares purchased for you under the Plan will be held for you in safe-keeping by or through the Agent until termination of your participation in the Plan or until a written request is received from you for withdrawal of all or part of your shares.

        The Agent also acts as registrar and transfer agent for Danvers' stock.

 Participation

  4.
  Who is eligible to participate?

        If you are a holder of shares of common stock and you have shares registered in your name, you are eligible to participate. If you are the beneficial owner of shares of Danvers common stock held in the name of a broker or other nominee, you may participate in the Plan by requesting your broker or nominee to transfer your shares to your name, or by requesting your broker or nominee to enroll in the Plan on your behalf.

  5.
  Must an eligible stockholder participate in the Plan?

        No. Eligible stockholders who do not wish to participate in the Plan will receive their cash dividends, as declared and paid, by check or direct deposit as usual.

  6.
  How does an eligible stockholder participate?

        An eligible stockholder may join the Plan by signing the Enrollment Form and returning it to the Agent. Where the stock is registered in more than one name (i.e., joint tenants, trustee, etc.), all registered holders must sign. Enrollment Forms will be provided from time to time by mail to all nonparticipating stockholders and may also be obtained at any time from the Agent's website at www.rtco.com or by written request to:

Registrar and Transfer Company
Attention: Dividend Reinvestment Department
10 Commerce Drive
P.O. Box 664
Cranford, NJ 07016
Telephone: (800) 368-5948

  7.
  Is partial participation possible under the Plan?

        Yes. You may have the cash dividends on all, a portion of or none of your shares of stock held of record and in the Plan, reinvested under the Plan. If you want to reinvest the dividends on only some of your shares, you must sign the Enrollment Form and indicate the number of such shares under "Partial Dividend Reinvestment."

  8.
  When may an eligible stockholder join the Plan?

        As an eligible stockholder, you may join the Plan at any time. If you elect only to have dividends reinvested on your shares (and not to make optional cash purchases), you will begin to participate in the Plan as of the next dividend payment date, provided that the Agent processes your properly-submitted Enrollment Form prior to the dividend record date for that dividend payment date.

        If, when you enroll, you elect to make optional cash payments, you must deliver a properly-submitted Enrollment Form and cash payments to the Agent no less than five (5) calendar days (and no more than 30 calendar days) before an Investment Date, which will be the first business day following a dividend payment date or as soon as practicable thereafter. Any checks must clear prior to an Investment Date in order for purchases to be made on your behalf during such quarter. See Questions 15-19, below, for more information about optional cash payments.

        Stockholders are cautioned that neither the Plan nor this prospectus represents a change in Danvers' dividend policy or a guarantee of future dividends, which will continue to depend upon Danvers' earnings, financial requirements, government regulations and other factors.

  9.
  Are stockholders enrolled in the Plan required to send in a new Enrollment Form annually?

        No. Stockholders enrolled in the Plan will continue to be enrolled in the Plan without further action on their part, unless the stockholder changes investment options or terminates participation. (See Questions 11 and 26-30 for information concerning changing investment options and termination of participation in the Plan.)

  10.
  What does the Enrollment Form provide?

        The Enrollment Form appoints and authorizes the Agent to reinvest all or a portion of the participating stockholder's cash dividends on shares of stock registered in your name, as well as on whole and fractional shares credited to your account under the Plan. The Form directs the Agent to apply such dividends, and any optional cash payments that you may make as a participant, to the purchase of shares of common stock in accordance with the terms and conditions of the Plan.

        The Enrollment Form provides for the purchase of additional shares of Danvers' common stock through the following investment options:

  •
  Full Dividend Reinvestment.  This alternative directs the Agent to invest in accordance with the Plan all of your cash dividends on all of the shares then or subsequently registered in your name and on all shares credited to your account under the Plan and also permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan.

  •
  Partial Dividend Reinvestment.  This alternative directs the Agent to invest in accordance with the Plan the cash dividends on only that number of shares registered in your name or credited to your account under the Plan and designated in the appropriate space on the Enrollment Form, and also permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan.

  •
  Optional Cash Purchases Only.  This alternative permits you to make optional cash payments for the purchase of additional shares in accordance with the Plan, without reinvesting dividends on those shares held by you.

  11.
  How may a participant change options under the Plan?

        A participant may change investment options at any time by signing a new Enrollment Form and returning it to the Agent. An Enrollment Form may be obtained at any time by contacting the Agent (see Question 6). Any change in option with respect to reinvestment of dividends must be received by the Agent prior to any record date for a dividend payment in order to be effective for that particular dividend.

Purchases

  12.
  How are shares of common stock acquired under the plan?

        The Agent, as the administrator of the Plan, uses reinvested dividends and optional cash payments to acquire shares of common stock for the account of participants. Danvers may, at its discretion, direct the Agent to (i) purchase treasury or newly issued shares from Danvers; or (ii) purchase shares in transactions on any securities exchange where such shares may be traded or by negotiated transactions ("market transactions"); or (iii) use a combination of both. Danvers' common stock is currently listed on the NASDAQ Global Select Market. Market transactions would provide no new capital funds for Danvers. Purchases of shares with cash dividends will be made on or after the dividend payment date, but in no event later than thirty days after such date. Purchases of shares with optional cash payments will be made no later than thirty days after the first business day of a month.

        If the Agent is unable to invest all dividends during an investment period, all dividends and optional cash payments will be refunded to the participants entitled to them, without interest thereon. If the Agent is able to invest all dividends but only a portion of the optional cash payments during an investment period, the dividends will be invested and all optional cash payments will be refunded to the participants entitled to them, without interest thereon.

  13.
  What will be the price of shares purchased under the Plan?

        For shares purchased from Danvers, a participant's purchase price will be 97% of the closing price of a share of common stock on the date that the shares are purchased, as reported on the NASDAQ Global Select Market. If there are no sales of Danvers common stock reported by the NASDAQ Global Select Market on this date, then the price shall be the closing price on the preceding date on which Danvers common stock was sold.

        The price to participants of shares purchased in market transactions will be 100% of the actual cost of the shares, excluding any brokerage fees, commissions or transfer taxes. Danvers will pay any such fees or taxes. If market transactions are made at more than one price in any investment period, each participant's price for shares purchased in market transactions will be 100% of the average cost of all market transactions during that investment period.

        Any brokerage fees, service charges, transfer taxes or other fees incurred in any market transactions under the Plan will be paid by Danvers and are not included in the participant's per share purchase price. Such payments made on behalf of a participant are, however, deemed to be income to the participant for tax purposes. See Question 20.

  14.
  When will purchases of shares under the Plan be made?

        Purchases of common stock made with reinvested dividends will be made each quarter during the thirty-day period beginning with the day following the dividend payment date. Purchases of common stock made with optional cash payments will be made each month during the thirty-day period beginning with the first business day of the month. As noted above under Question 12, if dividends and/or optional cash payments cannot be invested during the applicable investment period, such funds will be forwarded to the participants entitled to them. No interest will be paid to participants on such funds forwarded to participants.

Optional Cash Payments

  15.
  How does the cash purchase option work?

        Optional cash payments will be applied by the Agent to the purchase of additional shares during the thirty-day investment period beginning with the first business day of the month following the receipt and processing by the Agent of the optional cash payment. In order to participate in any given month, optional cash payments must be received by the Agent no less than five (5) calendar days (and no more than 30 calendar days) before an Investment Date, which will be the first business day following a dividend payment date or as soon as practicable thereafter, and any checks must clear prior to such Investment Date. Such purchases will be made at the price as described above in Question 13.

        If a participant chooses to participate in the Plan by optional cash payments only, Danvers pays cash dividends on shares registered in the participant's name and held for the participant in the Plan to the participant in the usual manner and the Agent applies any optional cash payments received from the participant to the purchase of shares of common stock for the participant's account.

  16.
  How are optional cash payments made?

        The option to make cash purchases is available to you at the time of joining the Plan by signing an Enrollment Form. Optional cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Registrar and Transfer Company along with the Enrollment Form. Thereafter, optional cash payments may be made through the use of appropriate forms sent to you by the Agent with each account statement. Additional optional payment forms may be obtained from the Agent. The same amount of money need not be sent each time, and there is no obligation to make an optional cash purchase each quarter. Checks must clear prior to the Investment Date for any quarter that you wish to make an optional cash purchase.

  17.
  What are the limitations on the amounts of optional cash purchases?

        Each optional cash purchase made by you must be at least $50.00. Optional cash purchases in any quarter may not exceed $10,000, which maximum may be waived in the sole discretion of the board of directors.

  18.
  When will optional cash payments be invested?

        Subject to Question 14 above, properly submitted and cleared optional cash payments will be invested on an Investment Date. Optional payments not received and cleared in accordance with the procedures described in Question 15-17 above will be deposited and invested during the next Investment Date or returned to the stockholder in the sole discretion of the Agent. Under no circumstances will interest be paid on optional cash payments. You are therefore strongly urged to transmit your optional cash payment so as to be received and cleared by the Agent in sufficient time for such optional cash payments to be invested.

Costs

  19.
  Are there any expenses to participants in connection with purchases under the Plan?

        No. Danvers pays any brokerage fees or service charges for purchases and all costs of Plan administration. If, however, a participant requests the Agent to sell the participant's shares in the event he or she withdraws from the Plan, there is a $15.00 fee to sell shares under the Plan. In addition, the participant will pay a brokerage commission, a termination fee of $10.00, and any transfer taxes (see Question 26).

Federal Income Taxes

  20.
  What are the federal income tax consequences of participation in the Plan?

        The following discussion of federal income tax consequences of participation in the Plan is provided for general information only. Each participant should consult his or her own tax advisor to determine the specific federal, state, local, foreign and other tax consequences which may result from participation in the Plan and the ownership and subsequent disposal of shares acquired pursuant to the Plan.

        In the case of shares purchased from Danvers under the reinvestment option, a participant in the Plan will generally realize a taxable dividend in an amount equal to the fair market value of the shares on the distribution date (plus any withheld amount, if applicable). Shares purchased at a discount have a greater fair market value than the cash dividend that could have been received in lieu thereof. In the case of shares purchased in market transactions under the reinvestment option, a participant in the Plan will generally realize a taxable dividend in the amount of the cash dividend paid. Shares purchased with optional cash payments will result in a taxable dividend to a participant to the extent of the excess of the fair market value of the shares on the purchase date over the cost of the shares.

        In addition to the foregoing, the amount of any brokerage fees, service charges, transfer taxes or other fees paid for a participant by Danvers in connection with the purchase of shares will be taxed as a dividend to the participant.

        A participant will not recognize any taxable income when certificates are issued for shares credited to the participant's account, either upon the participant's request for certificates or upon withdrawal from or termination of the Plan.

        A participant will recognize gain or loss when shares are sold or exchanged by or on behalf of the participant. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares and the participant's tax basis.

        The tax basis of shares purchased from Danvers will be the fair market value of the shares, as determined for purposes of calculating the dividend amount described above. The tax basis of the shares purchased in market transactions will be the cost of the shares, including the amount of any brokerage fees, service charges, transfer taxes or other fees paid for by Danvers in connection with the purchase of shares.

        The holding period for shares acquired pursuant to the reinvestment option will begin on the day following the distribution date; the holding period for shares acquired with optional cash payments will begin on the day following the date the shares are purchased.

        The income tax consequences for participants residing outside the United States will vary jurisdiction to jurisdiction. In the case of stockholders whose dividends are subject to United States income tax withholding, the amount of tax withheld will be deducted from the amount of the dividends to determine the amount of dividends to be reinvested.

        Participants will be subject to federal income tax liability as discussed above even though they do not receive cash distributions. All participants are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal of shares purchased pursuant to the Plan.

  21.
  Is the Agent required to withhold on the payment of dividends?

        Under certain circumstances described below, we, or the Agent may be required to deduct backup withholding on distributions paid to a stockholder, regardless of whether those distributions are reinvested. Similarly, the Agent may be required to deduct backup withholding from all proceeds of sales of shares held in a Plan account. A participant will be subject to backup withholding if: (i) the participant has failed to properly furnish us and the Agent with its taxpayer identification number; (ii) the IRS notifies us or the Agent that the identification number furnished by the participant is incorrect; (iii) the IRS notifies us or the Agent that backup withholding should be commenced because the participant has failed to report properly distributions paid to it; or (iv) when required to do so, the participant has failed to certify, under penalties of perjury, that the participant is not subject to backup withholding. Backup withholding amounts will be withheld from dividends before those dividends are reinvested under the Plan. Therefore, only this reduced amount will be reinvested in Plan shares. Withheld amounts will generally constitute a tax payment credited on such participant's federal income tax return. The Agent will report to you the amount of any dividends credited to your account as well as any brokerage trading fees or other related charges paid by us on your behalf. Such information will also be furnished to the IRS to the extent required by law.

 Participants' Accounts and Reports

  22.
  What kind of accounts are maintained for participants and what reports on these accounts do they receive?

        The Agent maintains a separate account for each participant. All shares purchased for a participant under the Plan will be credited to the participant's account. As soon as practical after each purchase, a statement of account will be mailed to you by the Agent. The statements are your continuing record of current activity plus the cost of your purchases and should be retained for tax purposes. Any participant requesting a reconstruction of his or her Plan transactions will be required to reimburse the Agent for its costs in assembling such data. Furthermore, the Agent will not retain such records indefinitely. In addition, you may receive future prospectuses for the Plan and copies of other communications sent to a holder of Danvers' stock, including quarterly reports, annual reports, the notice of annual meeting, proxy statement and the information you will need for reporting your dividend income for federal income tax purposes.

Dividends on Fractions of Shares

  23.
  Will participants be credited with dividends on fractions of shares?

        Yes. Dividends on fractional and whole shares will be credited to your account and reinvested in additional shares in accordance with your instructions on the Enrollment Form.

Certificates for Shares

  24.
  Will certificates be issued for shares purchased?

        No. Shares purchased through the Plan will be credited to your account under your name, but they will not be registered in your name. Certificates will not be issued for shares credited to your account unless you request the Agent in writing to do so, or unless your account is terminated. The number of shares credited to your account under the Plan will be shown on your account statement. This service eliminates the need for safekeeping by you to protect against loss, theft or destruction of stock certificates.

        At any time, you may request in writing that the Agent send you a certificate for all or part of the whole shares credited to your account. There is a fee of $10.00 per request. This request should be signed by the participant (or participants, if a joint registration) and mailed to:

Registrar and Transfer Company
Attention: Dividend Reinvestment Department
10 Commerce Drive
P.O. Box 664
Cranford, NJ 07016

        Any remaining whole shares and fraction of a share will continue to be credited to your account.

        When certificates are issued to the participant, future dividends on these shares are treated in accordance with the participant's instructions as indicated on the most recent Enrollment Form. However, any participant whose account in the Plan is reduced to zero as a result of the withdrawal of shares and who is not reinvesting dividends from any shares owned by him of record is deemed to have withdrawn from the Plan.

        Shares credited to your account under the Plan may not be pledged or assigned, and any such purported pledge or assignment shall be void. If you want to pledge or assign such shares, you must request that a certificate for such shares be issued in your name.

        An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for common shares purchased under the Plan. This request should be mailed to the Agent. A separate written request must be made for each quarterly dividend. Certificates for fractional shares will not be issued under any circumstances.

  25.
  In whose name will certificates be registered when issued to participants?

        Accounts under the Plan are maintained in the name in which your shares are registered at the time you enter the Plan. Consequently, certificates for whole shares purchased under the Plan will be similarly registered when issued to you upon your request. Should you want these shares registered and issued in a different name, you must indicate such in a written request. There is a $10.00 fee for each such request. You also would be responsible for any transfer taxes that may be due and for compliance with any applicable transfer requirements.

Termination of Participation

  26.
  How does a participant terminate participation in the Plan?

        In order to terminate your participation in the Plan, you must notify the Agent in writing that you wish to do so. A termination fee of $10.00 will be charged to you and will be offset against any proceeds due. Such notice should be addressed to:

Registrar and Transfer Company
Attention: Dividend Reinvestment Department
10 Commerce Drive
P.O. Box 664
Cranford, NJ 07016

        Upon termination, certificates for whole shares held in the participant's account under the Plan will be issued, a cash payment will be made for any fraction of a share and the account will be closed.

        Upon termination, a participant may request that the shares in his or her account be sold. Upon receipt of the written request, the sale will be made by the Agent for your account, at market, normally within ten (10) business days after receipt of your request. Any brokerage fees or commissions and any applicable transfer taxes will be deducted from the proceeds. In addition, there is a $15.00 fee to sell shares under the Plan. Should the Agent be unable to sell such shares within ten (10) business days, certificates for whole shares held in the participant's account will be issued and a cash payment will be made for any fraction of a share at the then market price as determined by the Agent (see Question 28).

        A medallion signature guarantee is required for sale requests of $10,000 or higher.

        Because the Plan's administrator will sell the shares on behalf of the Plan, neither Danvers nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuation in the price of Danvers' common stock. That is, if you send in a request to sell shares, it is possible that the market price of Danvers' common stock could go down or up before the broker sells your Shares. In addition, you will not earn interest on a sales transaction.

  27.
  When may a participant terminate participation in the Plan?

        You may terminate your participation in the Plan at any time. Notice received after a dividend record date will be effective following the payment date of such dividend.

  28.
  What happens to a fractional share when a participant terminates participation in the Plan or the Plan is terminated?

        When a participant terminates participation in the Plan, or if the Plan is terminated, a cash payment representing any fractional share will be mailed directly to the participant. This cash payment will be based upon the market price of Danvers' common stock as determined by the Agent. Fractional payments would also be made upon termination of the Plan.

  29.
  May a participant terminate the reinvestment of dividends on shares held in his or her name and still remain in the Plan?

        Yes. A participant who terminates the reinvestment of dividends paid on shares beneficially owned or registered in his or her own name may leave in the Plan the shares previously purchased for his or her account through the Plan.

  30.
  May Danvers terminate a participant's interest in the Plan?

        Danvers reserves the right to terminate the participation of any participant in the Plan for any reason and at any time. In such event, the Agent will follow procedures for termination set forth in Question 26.

Other Information

  31.
  What happens when you sell or transfer all of the shares registered in your name?

        If a participant disposes of all the shares of Danvers common stock registered in his or her name, except for shares credited to the participant's account under the Plan, the Agent will continue to reinvest the dividends on those shares credited to the participant's account under the Plan in accordance with the participant's instructions on his enrollment form, subject to the participant's right to withdraw from the Plan as set forth under Questions 26-30.

  32.
  What happens when you sell or transfer some but not all of the shares registered in your name and held for your account under the Plan?

        If you are reinvesting the cash dividends on all of the shares registered in your name and held for your account under the Plan (i.e., if you have elected the "full dividend reinvestment" option described in Question 10) and you dispose of a portion of such shares, the Agent will continue to reinvest the dividends on the remainder of the shares registered in your name and held for your account under the Plan. If you are investing the cash dividends on part of the shares registered in your name and held for your account under the Plan (i.e., if you have elected the "partial dividend reinvestment" described in Question 10) and you dispose of a portion of such shares, the Agent will continue to reinvest the dividends on the remainder of the shares up to the number of shares originally authorized.

  33.
  If Danvers has a common stock rights offering, how will the rights on the Plan shares be handled?

        No preemptive rights attach to the common stock of Danvers. If Danvers, nevertheless, should determine to offer securities through the issuance of rights to subscribe, a participant's entitlement in such a rights offering will be based on the participant's total holdings, just as the participant's dividend is computed each quarter. Rights certificates will be issued for the number of whole shares only, however, and rights based on a fraction of a share held in a participant's account will be sold for the participant's account, and the net proceeds will be treated as an optional cash payment.

  34.
  What happens if Danvers issues a stock dividend or declares a stock split?

        Any common shares distributed as a result of a stock dividend or stock split by Danvers on shares held in the account of a participant under the Plan will be added to the participant's account. Shares distributed as a result of a stock dividend or split on shares registered in the name of the participant will be mailed directly to the stockholder in the same manner as to stockholders who are not participating in the Plan. Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or similar corporate action.

  35.
  How will a participant's shares held by the Agent be voted at stockholders' meetings?

        Shares held by the Agent for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of stockholders, as in the case of stockholders not participating in the Plan. This proxy will apply to all whole and fractional shares registered in your own name, if any, as well as to all whole and fractional shares credited to your account under the Plan and, if properly signed, will be voted in accordance with the instructions that you give on the proxy card.

  36.
  Who interprets and regulates the Plan?

        Danvers reserves the right to interpret and regulate the Plan as deemed desirable or necessary in connection with the Plan's operations.

  37.
  What are the responsibilities of the Agent under the Plan?

        The Agent perform various administrative duties relating to the Plan. These include:

  •
  Holding shares of Danvers common stock for Plan accounts.

  •
  Receiving cash dividend payments for participants.

  •
  Receiving optional cash payments from participants.

  •
  Investing those amounts in shares of Danvers common stock.

  •
  Maintaining continuing records of each participant's account.

  •
  Sending statements of account and other notices to participants.

  •
  Advising participants as to all transactions in, and the status of, their accounts.

  38.
  May the Plan be changed or discontinued?

        Notwithstanding any other provision of the Plan, Danvers reserves the right to amend, modify, suspend or terminate the Plan at any time. The Agent reserves the right to resign at any time upon reasonable notice to Danvers in writing. Danvers may terminate the Agent at any time upon like notice. Notice of any material amendment, modification, suspension or termination will be mailed or made available to all participants, who shall in all events have the right to withdraw from the Plan. Upon termination of the Plan by Danvers, certificates for whole shares held in a participant's account under the Plan will be issued and a cash payment will made for any fraction of a share in the manner described in Question 28 above.

  39.
  What happens if the Agent cannot make purchases?

        If Danvers determines not to sell that number of shares required to invest funds available for investment and in the event that the Agent is unable to purchase sufficient shares through market transactions to invest all available funds, the Agent and Danvers shall not be accountable for the inability to make purchases at such times. The Agent will promptly mail to the participant a check payable to the participant's order in the amount of any unapplied funds in the participant's account at the end of any thirty-day investment period. See Question 12.

  40.
  Who bears the risk of market price fluctuations in the shares in the Plan?

        You do. Your investment in shares of Danvers common stock under the Plan will be no different from an investment in directly-held shares. You will bear the risk of loss and may realize the benefits of gain from market price changes with respect to all Danvers shares held by you in the Plan or otherwise. Shares of Danvers common stock are not deposits and are not insured by the FDIC or any other government agency.

 USE OF PROCEEDS

        We will receive proceeds from purchases of our common stock under the Plan only if the shares purchased are newly issued shares of our common stock. We will not receive proceeds from purchases under the Plan if the shares are acquired in open market purchases for delivery under the Plan. Any proceeds that we receive from purchases of newly issued shares will be used for general corporate purposes. We cannot estimate the amount of these proceeds at this time.

LEGAL MATTERS

        The validity of the shares of Danvers common stock offered hereby has been passed upon by Goodwin Procter LLP, counsel to Danvers.

EXPERTS

        The consolidated financial statements of Danvers Bancorp, Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 included in Danvers' Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated by reference in this document were audited by Wolf & Company, P.C., an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy and information statements, and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC filings of Danvers are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning Danvers also may be inspected at the offices of the NASDAQ Global Select Market, located at 1735 K Street, NW, Washington, DC 20006. Danvers' SEC file number is 001-33896.

        Danvers maintains a website that contains information about us. The address of that site is www.danversbank.com.

        The SEC allows Danvers to incorporate by reference the information that it files with the SEC. Incorporation by reference means that Danvers can disclose important information to you by referring you to other documents filed separately with the SEC that are legally considered to be part of this document, and later information that is filed by Danvers with the SEC will automatically update and supersede the information in this document and the documents listed below. Danvers incorporates by reference the specific documents listed below and any future filings that Danvers makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this document and prior to the later of the date of Danvers' special meeting and Beverly's special meeting or the date on which the offering of shares of Danvers common stock under this document is completed or terminated.

  •
  Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, filed on August 7, 2009, and Amendment No. 1 thereto on Form 10-Q/A, filed on August 10, 2009;

  •
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed on November 9, 2009;

  •
  Current Reports on Form 8-K filed on February 12, 2009, May 8, 2009, May 18, 2009, June 17, 2009, October 9, 2009 and October 30, 2009; and

  •
  the description of Danvers' common stock, par value $0.01 per share, contained in Danvers' Registration Statement on Form 8-A filed on December 27, 2007.

        You can obtain any of the documents incorporated by reference into this document, and any exhibits specifically incorporated by reference as an exhibit in this document, at no cost, by contacting Danvers at:

Danvers Bancorp, Inc.
One Conant Square
Danvers, Massachusetts 01923
Telephone: (978) 777-2200
Attn: Michael W. McCurdy, Secretary

        Any statement contained in this prospectus or in a document incorporated in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any later filed document which also is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

        You may obtain, at no cost, copies of the information incorporated by reference in this Prospectus, upon written or oral request. The section titled "How to Obtain Additional Information" of this Prospectus contains information on how to make a request.

 INDEMNIFICATION

        Delaware corporation law provides for indemnification of officers and directors of Danvers in certain situations, including liabilities arising out of federal securities laws. In addition, Danvers has purchased directors' and officers' liability insurance covering all of its directors and executive officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The estimated expenses in connection with the securities registered under this Registration Statement are as follows:

Registration statement filing fee	$570
Accounting fees	5,000
Printing fees	3,620
Legal fees	$10,000

$19,190

Item 15.    Indemnification of Directors and Officers

        The following is only a general summary of certain aspects of Delaware law and Danvers' certificate of incorporation and bylaws related to indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 145 and 102(b)(7) of the Delaware General Corporation Law, or DGCL, Article X of Danvers' Certificate of Incorporation and Article V of Danvers' bylaws.

        Section 145 of the DGCL generally provides that all directors, officers, employees and agents of a corporation may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

        Article V of Danvers' bylaws provides that Danvers will indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may be amended, each director or officer who is, or is threatened to be made, a party to or participant in any action, suit or proceeding (other than an action by or in the right of Danvers), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Danvers or is or was serving at the request of Danvers as a director, partner, trustee, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. A similar standard of care is applicable in the case of an action by or in the right of Danvers, except that indemnification extends only to expenses (including attorneys' fees) and court approval is required before Danvers provides indemnification where the person seeking indemnification has been found liable to Danvers. Danvers is required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Danvers board of directors. In addition, Danvers will pay the expenses (including attorneys' fees) incurred by an officer or director of Danvers in defending any proceeding in advance of its final disposition; provided, however, that the payment of such expenses will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified.

        As permitted by Section 102(b)(7) of the DGCL, Danvers' Restated Certificate of Incorporation, in Article 7(14), provides that no director shall be personally liable to Danvers or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for any breach of the director's duty of loyalty to Danvers and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

        As permitted by Section 145(g) of the DGCL, Danvers also maintains a directors' and officers' insurance policy which insures the directors and officers of Danvers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaws or otherwise.

Item 16.    Exhibits

        The following exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
4.1	Certificate of Incorporation of Danvers Bancorp, Inc. (incorporated by reference to the Registration Statement on Form S-1 (No. 333-145875))
4.2	Bylaws of Danvers Bancorp, Inc. (incorporated by reference to the Registration Statement on Form S-1 (No. 333-145875))
5.1	Opinion of Goodwin Procter LLP, as to the validity of the securities issued*
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.2	Consent of Wolf & Company, P.C.*
24.1	Power of Attorney*
99.1	Form of Dividend Reinvestment and Stock Purchase Plan Enrollment Form*

*
Filed herewith

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (1)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (3)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1), (2) and (3) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

        (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (e)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (1)   Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (2)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

          (3)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (4)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (f)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (g)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Danvers, Commonwealth of Massachusetts on November 20, 2009.

DANVERS BANCORP, INC.
By:	/s/ KEVIN T. BOTTOMLEY Kevin T. Bottomley President, Chief Executive Officer and Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ KEVIN T. BOTTOMLEY Kevin T. Bottomley	Chairman, President & Chief Executive Officer	November 20, 2009
/s/ L. MARK PANELLA L. Mark Panella	Senior Vice President, Chief Financial Officer	November 20, 2009
/s/ JAMES J. MCCARTHY James J. McCarthy	Executive Vice President, Chief Operating Officer	November 20, 2009
/s/ JOHN J. O'NEIL John J. O'Neil	Executive Vice President, Senior Lending Officer	November 20, 2009
/s/ DIANE C. BRINKLEY Diane C. Brinkley	Director	November 20, 2009
/s/ ROBERT J. BROUDO Robert J. Broudo	Director	November 20, 2009
/s/ CRAIG S. CERRETANI Craig S. Cerretani	Director	November 20, 2009
/s/ BRIAN C. CRANNEY Brian C. Cranney	Director	November 20, 2009

Signatures	Title	Date

/s/ JOHN P. DRISLANE John P. Drislane	Director	November 20, 2009
/s/ JOHN R. FERRIS John R. Ferris	Director	November 20, 2009
/s/ THOMAS FORD Thomas Ford	Director	November 20, 2009
/s/ MARK B. GLOVSKY Mark B. Glovsky	Director	November 20, 2009
/s/ NEAL H. GOLDMAN Neal H. Goldman	Director	November 20, 2009
/s/ ELEANOR M. HERSEY Eleanor M. Hersey	Director	November 20, 2009
/s/ MARY COFFEY MORAN Mary Coffey Moran	Director	November 20, 2009
/s/ J. MICHAEL O'BRIEN J. Michael O'Brien	Director	November 20, 2009
/s/ JOHN M. PEREIRA John M. Pereira	Director	November 20, 2009
/s/ PAMELA C. SCOTT Pamela C. Scott	Director	November 20, 2009
/s/ DIANE T. STRINGER Diane T. Stringer	Director	November 20, 2009
/s/ MICHAEL F. TRIPOLI Michael F. Tripoli	Director	November 20, 2009